Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 379 and New Jersey Trust 172:

We consent to the use of our report dated October 23, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

October 23, 2003